EXHIBIT 10.6
CRAIG W. PARRISH
PARRISH LAW OFFICE
PO BOX 4321
POCATELLO ID 83205-4321
LEASE AGREEMENT

LESSOR:        Parrish Reality, Inc., a rental management company
LESSEES:      Global Food Technology, Inc., represent by, Mark Terry, an authorized agent thereof
PREMISES:
     A. A seafood processing facility, with the included rental space both on the main floor and in the basement consisting of approximately 42,000 sq. ft. of the Parrish Park Processing Facility, at 1656 Old Kraft Road located in Pocatello, ID and comprising parking facility and area surrounding the facility and associated therewith, as outlined on the attached Exhibit A.
     B. An access easement to LESSOR and his assignees shall always be available along the South side of the property to allow ingress and egress on to the adjoining storage property facility.
     C. All fixtures and furnishings currently on site, as per Exhibit A.
1.	TERM: July 15, 2001 (assuming LESSOR can prepare said facility and remove/re-locate existing storage products currently on-site or in non-compliance with the Building and Planning Department for the City of Pocatello, said removal time frame has been previously agreed as to 90 days) through July 14, 2006, with an option to renew for the next five (5) years thereafter.

2.	SECURITY DEPOSIT:
     LESSEE has made a deposit of $9,000.00 to be held by LESSOR as security and this may be applied as liquidated damages for any physical damage, destruction or loss to the LESSOR caused by the action or negligence on the part of the LESSEE. LESSEE shall be liable for any damages, destruction or loss in excess of $2,000.00 and shall promptly pay the excess amount to LESSOR upon demand. Should there be no loss, destruction or damage, deposit shall be returned to LESSEE at the end of the lease or when the lease is terminated.
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     3. LEASE RATE:
     In consideration of the annual rental and the furnishing and the installation of a new refrigeration system by LESSEE, and other considerations, the lease rate for the above-described premises shall be:
     July 15, 2004 through July 14, 2006 - $4,500 per month. July 15th 2002 through each succeeding year thereafter a base rate plus 5% annual escalator shall be added July 15th of each year.
     4. LEASE PAYMENT:
     Lease Payment shall be as follows:
     $9,000 security deposit (already received) plus first six months lease revenue on lease due on the time of occupancy of the facility. Lease payments thereafter shall be received by LESSOR on or before the 15th of each month. Monthly payments to commence of 15th of July 2001 (payment for July 15th, 2001 through August 15th, 2001), assuming the facility is in an acceptable state.
     5. UTILITIES:
     LESSEE shall pay any and all utilities costs associated with the property, including any and all installation and service costs incurred at start up.
     6. GENERAL LIABILITY, INDEMNIFICATION AND INSURANCE
     LESSEE assumes all risks and responsibilities for accidents, injuries, death to persons or property occurring in, on or about the responsible area of occupancy. LESSEE agrees to identify and hold harmless LESSOR and LESSOR's agents, successors and assigns from any and all claims, liabilities, losses, costs and expenses, including attorney's fees, arising from, or in connection with, the condition, use or control of the occupancy, including the improvements on the occupancy, no matter how caused, and for any act done by LESSEE, or any agents, invitee or licensee of LESSEE, or any other party, except in the case of LESSOR's failure to perform, or negligent performance of, a duty imposed by law.
     LESSEE shall, at LESSEE's sole cost and expense, maintain general public liability insurance against claims for personal injury, death or property damage upon, in the responsible area of the occupancy and upon any additional areas required by Idaho law; the insurance to afford protection of not less that one million dollars ($1,000,000.00) combined single limit for the lease. The policy of comprehensive general public liability insurance shall name LESSOR as an additional insured party, shall provide that it shall not be cancelable without at least thirty (30) days prior written notice to LESSOR. LESSOR shall have the right to require LESSEE to obtain additional instance coverage in accordance with any areas required by Idaho Law. LESSOR
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further reserves the right to obtain additional insurance coverage, at his own expense, in form and amounts considered prudent by LESSOR with respect to similar types of property.
     LESSEE shall obtain property facility replacement insurance in sufficient amounts to repair of replace the occupancy in the event of destruction or loss to the property or the personnel thereon at the hands of LESSEE or his agents. LESSEE shall also make available poof to LESSOR of Workers Compensation Insurance in compliance with Idaho law for any and all employees or agents of LESSEE occupying the area of occupancy.
     1. ASSIGNMENT AND SUBLETTING:
     LESSEE reserves the right to assign this lease, or sublet the leased occupancy, with the prior written consent of LESSOR to any or all of its parent or sister corporations or limited liability companies. LESSOR reserves the right to assign his interest in this lease and any sums due under this lease on the sale or transfer of the premises.
     2. PRESERVATION OF PROPERTY:
     LESSEE acknowledge receiving premises in As is, but, fair to poor condition and without any additional damage due to removal of existing storage products or equipment used to make said occupancy ready for occupancy. LESSEE shall maintain the occupancy and the parking facility, currently available in order to conduct their business in an orderly or business-like fashion, in a clean condition and shall perform all reasonable tasks to maintain cleanliness and appearances. LESSEE further agrees that scheduled interval maintenance shall be performed as required and all equipment shall be kept in good shape and repaired if necessary. Any "necessary" repairs will be itemized and mutually agreed upon in writing.
     9. UNLAWFUL OR DANGEROUS ACTIVITY:
     LESSEE shall not engage in nor condone any unlawful or dangerous act nor operate in any way which would constitute a nuisance. LESSEE shall immediately, on discovery or notification take action to halt any such activity or nuisance.
     10. BUSINESS SIGNS:
     LESSEE may erect or place in lawful manner business sighs as they may desire. However design, size, location and layout is subject to reasonable approval by LESSOR and the Department of Building and Planning for the City of Pocatello.
     11. ALTERATIONS:
     LESSEE may arrange to alter, improve or add the occupancy as necessary to conduct business. No alteration shall be made to the exterior of the premises without prior approval. All non-portable alterations attached to the occupancy shall be considered a part of the occupancy and shall remain at the end of the lease. Any alterations must be approved by LESSOR and LESSEE before any lease is considered valid and enforceable.
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     It is acknowledged herein that LESSEE intends to install refrigeration systems and make other changes and improvements to portions of the facility outlined in Exhibit A. This installation shall be wholly at the cost of LESSEE. Any and all refrigeration equipment installed and other non-portable improvements shall be deemed part of the real property and shall belong to LESSOR at the conclusion of the least term.
     12. DAMAGE TO OCCUPANCY:
     Any damage to the interior of premises by accident or vandalism shall be repaired in a timely manner by LESSEE at LESSEE's expense. Any structural damage or repaid that may become necessary on the premises from time to time that is not due to negligence on the part of LESSEE shall be repaid at the expense of LESSOR.
     13. NON-LIABILITY OF LESSOR:
     LESSOR shall not be liable in any matter for any loss, injury or damage incurred by LESSEE or to the occupancy from acts of theft, burglary, or vandalism by any party. LESSOR is to maintain and provide proof of upon notice such insurance or insurances to provide in any manner for any loss, injury, or damage incurred by LESSOR to the occupancy from acts of theft, burglary, or vandalism by any party entering LESSEE's occupancy via LESSOR's occupancy.
     LESSEE agrees to assume any and all liabilities for any loss, damage, claim, cause of action, or injury to any person or thing which may result of arise from LESSEE'S negligence or wrongful actions upon the demised occupancy or that of their assigns, employees, guests, customers, invitees, or licensees, and to indemnify and hold harmless the LESSOR from the same.
     14. INDEMNITY:
     LESSEE shall hold LESSOR harmless and indemnify against all expenses and liabilities and claims of every kind excluding reasonable attorney fees by or on behalf of any person or entity arising out of any action, injury, death, or failure on the part of LESSEE. LESSOR shall hold LESSEE harmless and indemnify against all expenses and liabilities and claims of every kind excluding reasonable attorney fees by or on behalf of any person or entity arising out of any action, injury, death or failure on part of the LESSOR.
     15. HEALTH REGULATIONS:
     As LESSEE will engage in the production, warehousing and storage of food grade commodities on the occupancy, all health and building codes and regulations shall be met and adhered to by LESSEE. In the event that LESSEE is unable to secure the necessary permits and licenses, through no fault of their own, then LESSEE shall be freed from any and all of their obligations under this lease. If the LESSEE is unable to secure said permits and licenses by their own failure, LESSEE may terminate their obligations under this lease in accordance with those term outlines in the EARLY TERMINATION section below. Any alterations to the occupancy or
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repairs necessary to return the building to its current condition as of July 15, 2001 upon such termination shall be responsibility of LESSOR, in addition any improvements or equipment installed in the facility shall be property of LESSOR.
     16. ACCESS:
     LESSEE shall permit LESSOR reasonable access to the facility and shall coordinate their use thereof with the needs of LESSOR. LESSEE shall permit LESSOR to enter the all portions of the premises at reasonable times to inspect, make repairs or improvements.
     17. RETENTION OF OWNERSHIP AND SURRENDER OF POSSESSION:
     LESSEE acknowledges receiving the occupancy equipment, furnishings and fixtures in fair to poor condition. LESSEE further acknowledges that LESSOR retains ownership and shall have the right to exchange or sell the occupancy upon reasonable notice. LESSOR agrees that any resulting termination of lease by the "new" resultant owner will require reasonable re-location and loss of production compensation.
     LESSEE promises to peacefully surrender and to deliver equipment, furnishings and fixtures all in at least their existing conditions as of July 15, 2001 and repair and free from sub tenancies on or before the last day of the lease. Any fixtures or personal property on the occupancy shall be deemed abandoned unless prior arrangements have been made.
     18. SMOKE FREE ENVIRONMENT:
     These occupancies are smoke free environments. Neither the LESSEE not the LESSOR shall not permit smoking on either occupancy and shall take measure necessary to insure compliance.
     19. HOLDOVER OF LESSEES:
     Provided that the renewal option if not exercised and LESSEE at expiration of this lease fails to surrender possession to LESSOR, then, LESSEE shall pay reasonable compensation as liquidated damages.
     20. DEFAULT:
     Each of the following events shall constitute breach of default of lease by LESSEE:
1.	Failure to make lease payments within thirty days of due date.

2.	Failure to comply with provisions of the lease.

3.	Sub-letting or Sub-leasing of the occupancy without outside of provisions set forth in the lease agreement.

4.	Abandonment of occupancy: defined, although not exclusively, as any one or combination of the following; failure to occupy the occupancy for fourteen (14) consecutive days or more, significant deterioration to the premises, termination of utility services, or other identifiable indicia of abandonment.
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     In the event of default any dispute shall be resolved as outlines in Section 31.
     21. ACKNOWLEDGEMENT OF TENANCY:
     LESSEE acknowledges that the occupancy is adjacent to other premises, occupancy, tenancy and uses in a multi-use facility. LESSEE and LESSOR shall make every effort to mutually accommodate these other tenants and uses and to coordinate as necessary for mutually beneficial and successful businesses.
     22. EARLY TERMINATION:
     LESSEE may terminate this lease at any time during the lease term by providing written Notice of Intention to Terminate within 120 days of the desired termination date and by payment, upon their surrender thereof, of the balance of the value of the lease incorporating therewith an eight percent (8%) discount rate, calculated from the desired date of the lease termination, as well as loss of the security deposit.
     23. NUISANCE:
     Both parties agree that neither of them shall engage in any conduct on the premises that is detrimental to the business and interests of the other party, not participate in any type of criminal conduct while on the premises.
     24. ABANDONMENT OF OCCUPANCY:
     LESSEE shall not vacate or abandon the occupancy during the term of this lease. If LESSEE shall abandon or vacate the occupancy, or be dispossessed by process of law, or otherwise, any personal property belongings to LESSEE left upon the premises shall be deemed to be abandoned and, at the option of the LESSOR, may be sold to cover any rent owning LESSOR, as well as any other costs incurred, and any excess, if any shall be given to LESSEE.
     25. CONDEMNATION:
     If any part of the occupancy shall be taken care of condemned for public use and a part thereof remains which is susceptible of occupational hereunder, then, and in the event, this lease shall, as to the part taken, terminate as of the date the condemner acquires possession, and thereafter LESSEE or LESSOR, dependent upon condemned occupancy, shall be required to pay such proportion of the rent for the remaining term as the square footage of the occupancy so leased at the date of condemnation, PROVIDED, HOWEVER, LESSEE/LESSOR may, at its option, terminate this lease as the date of the condemner acquires possession.
     In the event leased occupancy are condemned in whole, or that such portion is condemned that the remainder us not susceptible for use hereunder, this lease shall terminate
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upon the date which the condemner acquires possession all sums which may be payable on account of any condemnation shall belong to LESSOR/LESSEE, dependant upon condemned occupancy, and LESSOR/LESSEE shall not be entitled to any part thereof, PROVIDED, HOWEVER, LESSOR/LESSEE shall be entitled to retain any amounts awarded LESSOR/LESSEE for its trade fixtures or moving expenses.
     26. TRADE FIXTURES:
     Any and all non-portable improvements made to the occupancy during the term hereof shall belong to the LESSOR, except trade fixtures of the LESSEE. LESSEE, may, upon termination hereof, remove all LESSEE'S trade fixtures, but shall repaid necessary for damages to the occupancy occasioned by such removal.
     27. DESTRUCTION OF OCCUPANCY:
     In the event of a partial destruction of the occupancy during the term hereof from any cause, LESSOR/LESSEE, dependent upon occupancy, may elect, at its option, to repair the same, provided that such repairs can be made within ninety (90) days under existing governmental laws and regulations or alternatively, terminate the Lease and refund LESSOR/LESSEE the prorated amount of any rent prepaid by LESSOR/LESSEE. If LESSOR/LESSEE elects to repair LESSOR/LESSEE shall arrange for a comparable amount and reasonably comparable quality of space during the repair period.
     28. INSOLVENCY:
     If a receiver is appointed to take over the business of the LESSOR or LESSEE, or if LESSOR or LESSEE shall make a general assignment for the benefit of creditors, or LESSOR or LESSEE shall take or suffer any action under any insolvency or bankruptcy act, either voluntary or involuntary, the same shall constitute breach of this lease by LESSOR or LESSEE.
     29. LIENS:
     All non-portable property of LESSEE, which may be at any time during the term of the lease in or upon said occupancy, whether exempt from execution or not, shall be bound and subject to a lien for a payment of the rent from any breach by LESSEE or any of the covenants or agreement of this lease to be by it performed, in case default be made in the payment of any installment payments of the rents reserved herein, or any part of parts thereof, when the same becomes due, and if such default continues for a period of thirty (30) days after written notice by LESSOR to LESSEE that it is in default and all reasonable remedies have proved ineffective.
     30. REMEDIES OF OWNER ON DEFAULT:
     In event of any breach of this lease by LESSEE and all reasonable remedies have proved ineffective, LESSOR, besides other rights and remedies it may have by law, shall have the immediate right or re-entry and may remove all persons and property from the premises. Such property may be moved and stored in a public warehouse or elsewhere at the cost and for the
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account of LESSEE or, at LESSOR's option , may be sold as heretofore provided and applied on any sums owing LESSOR.
     Should LESSOR at any time terminate this lease for any breach, in addition to any other remedy it may have at law or otherwise, it may recover from LESSEE all reasonable damages.
     31. ATTORNEY'S FEES:
     If the dispute is not resolved, the parties shall submit to arbitration under the Dispute Resolution Rules of the American Arbitration Association as administered through its Seattle, Washington office. Unless otherwise agreed, any mediation hearing and arbitration hearing shall be held in Pocatello, Idaho. The decision of the arbitrator shall be final and binding on the parties and all persons and entities claiming through the parties. Submission of their dispute to arbitration shall be the exclusive means for resolving the dispute, to the exclusion of any trial by a court or jury. All disputes that are not resolved by agreement shall be determined by binding arbitration. Each party shall be responsible for its own costs, attorney fees, and witness fees, if any. However, if any party prevails on a statutory or contract claim that provides for prevailing party attorney fees, the arbitrator may award reasonable attorney fees to the prevailing party.
     32. QUIET ENJOYMENT:
     LESSOR covenants, represents and warrants that LESSOR has full right and power to execute and perform this lease and to grant the estate demised herein, and that LESSEE, upon payments of the rent herein reserved, and performance of the terms, conditions, covenants and agreements herein contained, shall peacefully and quietly have, hold and enjoy the occupancy during the full term of this lease.
     33. TAXES:
     LESSEE shall be responsible for any and all property taxes according to a proportion of occupancy, licensing fees or other governmental liabilities assessed against the subject property or the activities conducted thereon throughout the term of the lease. LESSOR shall provide a copy of any and all tax liability notices received by them within 30 days of receipt so as to facilitate prompt payment thereof.
     34. PARKING LOT AND PARK FACILITIES:
     LESSEE shall be entitled to use as much as the parking facility currently available in order to conduct their business in orderly and business-like fashion. LESSEE's use thereof is not exclusive and LESSOR may avail themselves of use of the parking facilities from time to time, as need may dictate, while insuring that such use does not interfere with LESSEE's business needs.
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     35. WAIVERS:
     The failure of the LESSOR to insist on a strict adherence by LESSEE to any provision or provisions of this lease agreement shall not be deemed a waiver of any rights pertaining to that provision nor a waiver of any subsequent breach.
     36. CAPTIONS:
     The captions or headings of paragraphs in this lease are inserted for convenience only and shall not be considered in construing the provision hereof if any questions of intent should arise.
     37. NOTICES:
     Any notice which either party may, or is required, to give under the terms of this lease shall be given by personal service or by mailing the same, postage prepaid, to LESSEE at the premises and to LESSOR or at such other place as may be designated by the parties from time to time.
     38. HEIRS, ASISGNS, SUCCESSORS, ENTIRE BINDING AGREEMENT:
1.	This lease is binding is limited to the parties hereto.

2.	This agreement contains the entire agreement of the parties and merges any prior oral agreements between the parties concerning the same subject matter. This document shall not be modified except in writing as mutually agreed by both parties.
Signed:

/s/ Fred J Parrish	4/6/01

Fred J Parrish, authorized agent for	Date
Parrish Reality, Inc. LESSOR

/s/ Mark Terry	4/6/01

Mark Terry, authorized agent for	Date
Aqua King Seafood LESSEE
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